Loop Media, Inc. 8-K/A

Exhibit 16.1

September 27, 2020

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated September 27, 2020 of Loop Media, Inc. (the "Company") to be filed with the Securities and Exchange Commission regarding the change of auditors. We agree with such statements insofar as they relate to our firm.

Very truly yours,

/s/ Prager Metis CPAs, LLC

Prager Metis CPAs, LLC

Las Vegas, NV

8250 W Charleston Blvd, Suite 100 – Las Vegas, NV 89117	Phone: (212) 643-0099 – Fax: (888) 782-2351